UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Five Star Senior Living Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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400 CENTRE STREET

NEWTON, MASSACHUSETTS 02458

May 9, 2019

PROXY STATEMENT SUPPLEMENT

2019 Annual Meeting of Stockholders to be held June 11, 2019

The Board of Directors (the “Board”) of Five Star Senior Living Inc., a Maryland corporation (the “Company,” “we,” “us” or “our”), is filing and making this supplement available to the Company’s stockholders in connection with the solicitation by the Board of proxies to be voted at the Company’s Annual Meeting of Stockholders (the “2019 Annual Meeting”) to be held on June 11, 2019. The information in this supplement (this “Supplement”) modifies and supplements some of the information included in our definitive proxy statement for the 2019 Annual Meeting (the “Proxy Statement”), which was previously sent or made available to our stockholders on or about April 25, 2019. This Supplement should be read in conjunction with the Proxy Statement.

As we previously reported, on May 2, 2019, the Board elected Jeffrey C. Leer as our Executive Vice President, Chief Financial Officer and Treasurer effective June 1, 2019. Also on May 2, 2019, prior to our Board electing Mr. Leer as our Executive Vice President, Chief Financial Officer and Treasurer, Richard A. Doyle resigned as our Executive Vice President, Chief Financial Officer and Treasurer effective May 31, 2019. Mr. Leer, age 39, has held various positions with our manager, The RMR Group LLC (“RMR LLC”), since February 2013, and currently serves as a Senior Vice President responsible for the day to day oversight of the accounting and finance support functions of RMR LLC and its various affiliates and will continue to serve in such position. Mr. Leer has served as the Chief Financial Officer and Treasurer of Office Properties Income Trust, a real estate investment trust managed by RMR LLC that owns office buildings primarily leased to single tenants and those with high credit quality characteristics such as government entities, since January 2019, but has resigned from both positions effective May 31, 2019. Prior to joining RMR LLC, Mr. Leer held various accounting and finance positions at several multi-national public companies, including Dell Technologies, Whole Foods Market and Boston Scientific. In addition, he practiced for several years in public accounting. Mr. Leer is a certified public accountant. Mr. Leer has advised us that he has no arrangement or understanding with any other person pursuant to which he was elected as an officer, and Mr. Leer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K. Mr. Leer does not have a family relationship with any member of the Board or any of our executive officers.

The agenda items presented in the Proxy Statement are not affected by this Supplement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2019 ANNUAL MEETING TO BE HELD ON TUESDAY, JUNE 11, 2019.

The Notice of 2019 Annual Meeting, Proxy Statement and Annual Report to Stockholders for the year ended December 31, 2018 are available at www.proxyvote.com.